SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October   7,   2002

ClickSoftware Technologies Ltd.

(Exact Name of Registrant as Specified in Charter)

Israel	000-30827	Not applicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Habarzel Street, Tel Aviv, Israel

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (972-3) 765-9400

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant's Certifying Accountant

As the Company announced on October 21, 2002, during the third quarter of 2002, the Company’s audit committee, with the assistance of outside advisors, conducted a review of the Company’s financial statements for 2000 and 2001 and for the first six months of 2002. Upon the conclusion of this review, the Company determined to restate its historical financial statements for these periods and the Company’s audit committee decided to recommend to the Company’s shareholders that they dismiss Luboshitz Kasierer & Co. (“Luboshitz Kasierer”) as the Company’s auditors and engage Brightman Almagor (a member firm of Deloitte Touche Tohmatsu) (“Brightman Almagor”), as the Company’s new auditors.

Under Israeli law, the shareholders at a general meeting are the corporate entity that is authorized to appoint and dismiss a company’s outside auditors. The Company intends to convene a shareholders meeting to appoint the new auditors during the month of November.

Luboshitz Kasierer’s reports on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Additionally, during the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, there were no disagreements between the Company and Luboshitz Kasierer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Luboshitz Kasierer’s satisfaction, would have caused Luboshitz Kasierer to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Further, during the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, except as provided below, the Company did not consult Brightman Almagor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Brightman Almagor and another independent advisor were retained by the audit committee as outside advisors. Brightman Almagor was specifically retained for the following services: (i) to perform a special internal corporate investigation regarding software revenue recognition by the Company and the Company’s United Kingdom subsidiary in the years 2000 and 2001, (ii) to review the work of the other advisor retained by the audit committee regarding the United States subsidiary of the Company, on the same issues, and (iii) to submit to the audit committee Brightman Almagor’s recommendations following such work. The results of the work done by the outside advisors pointed out what was perceived to be erroneous accounting treatment of revenue recognition in certain situtations. Following receipt of the results of the investigations made by the audit committee, with the assistance of the outside advisors, the Company made the determination to restate its historical financial statements for the years 2000, 2001 and the first six months of 2002.

Luboshitz Kasierer was consulted regarding the revenue recognition issues raised in the investigation mentioned above. Luboshitz Kasierer presented its views to the audit committee that the recognition of revenue in the financial statements for 2000 and 2001 and for the first six months of 2002 were proper in light of the the Company’s historical sales experience.

The Company provided Brightman Almagor with a copy of the foregoing disclosure and with an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of Brighman Almagor views, or the respects in which Brightman Almagor does not agree with the statements made herein. Brightman Almagor indicated that it concurs with the foregoing disclosure and that such a letter is not required.

The Company has provided Luboshitz Kasierer a copy of this Report and has requested Luboshitz Kasierer to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein.

Item 5. Other Events

Attached hereto and incorporated by reference herein is a press release issued by the Registrant on October 21, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1 Press Release Dated October 21, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ClickSoftware Technologies Ltd.

(Registrant)

Date: October 28, 2002	By: /s/ Moshe Ben-Bassat Name: Moshe Ben-Bassat Title: Chairman of the Board and Chief Executive Officer